Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ENSCO International Incorporated (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, H. E. Malone, Jr., Vice President - Accounting & Tax & Information Systems of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Principal Financial Officer

/s/  H. E. Malone, Jr.

H. E. Malone, Jr.
Vice President - Accounting & Tax & Information Systems
May 6, 2003